                              AMENDMENT No. 1 (this "Amendment") dated as of March 6, 2000, by and among AT&T Corp. ("Parent"), B-Group Merger Corp. ("Merger Sub"), Liberty Media Corporation ("Liberty") and The Todd-AO Corporation (the "Company"), to the Agreement and Plan of Merger dated as of December 10, 1999 (the "Merger Agreement"), among Parent, Merger Sub, Liberty and the Company.

               WHEREAS Parent, Merger Sub, Liberty and the Company are parties to the Merger Agreement, which provides, among other things, for the merger of Merger Sub with and into the Company (the "Merger"); and

               WHEREAS, for the mutual convenience of the parties hereto (and not in derogation of the agreements of the parties set forth in the Merger Agreement), the parties hereto desire to amend the Merger Agreement to (i) amend the restrictions on matters to be acted on by the Company's stockholders at the Special Meeting, (ii) replace Exhibit 2.2(c) of the Merger Agreement, the Restated Certificate of Incorporation of The Todd-AO Corporation, with the attached Annex A, in order to accommodate the vote of the Company's stockholders on certain post-merger business combinations contemplated by the Livewire Contribution Agreement (as defined herein) by increasing the authorized stock of the Company after the Merger, (iii) extend the deadline for the termination of the Merger Agreement (as provided in Section 9.1(ii) of the Merger Agreement) to June 9, 2000 and (iv) make the delivery of the tax opinion by Baker Botts L.L.P. (formerly known as Baker & Botts, L.L.P.) a non-waivable condition to the completion of the Merger.

               NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

               1. Capitalized Terms. Capitalized terms used in this Amendment and not otherwise defined shall have the meanings attributed to such terms in the Merger Agreement.

               2. Amendments to the Merger Agreement.

                      (a) The Merger Agreement is hereby amended by deleting from Section 3.1 of the Merger Agreement the sentence that reads "The only matters the Company shall propose to be acted on by the Company's stockholders at the Special Meeting shall be the

Merger Proposals." and inserting in lieu thereof the following sentence: "The only matters the Company shall propose to be acted on by the Company's stockholders at the Special Meeting shall be (i) the Merger Proposals and (ii) such other matters as the Company and Liberty shall mutually agree."

                      (b) The Merger Agreement is hereby further amended by deleting, in its entirety, the form of Exhibit 2.2(c) attached to the Merger Agreement as originally executed, and substituting therefor the form of such Exhibit attached to this Amendment as Annex A. All references in the Merger Agreement to the foregoing Exhibit shall be deemed to refer to such Exhibit as amended hereby.

                      (c) The Merger Agreement is hereby further amended by deleting, in its entirety, Section 9.1(ii) of the Merger Agreement and inserting in lieu thereof the following:

                      "(ii) by any of the Company, Parent or Liberty: (A) if the Merger shall not have been consummated on or before June 9, 2000, provided that the right to terminate this Agreement pursuant to this clause (ii)(A) shall not be available to any party whose failure to perform any of its obligations under this Agreement resulted in, or has been the cause or a substantial cause of, the failure of the Merger to be consummated on or before such date, (B) if there has been a material breach of any representation, warranty, covenant or agreement on the part of any other party contained in this Agreement, in each case that is not curable, such that the conditions set forth in Sections 8.2(a) or (b) or Sections 8.3(a) or (b), in the case of such a breach by the Company, or Sections 8.4(a) or (b), in the case of such a breach by Parent, Merger Sub or Liberty, cannot be satisfied, (C) if any court of competent jurisdiction or other competent Governmental Entity shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and nonappealable, or (D) the stockholders of the Company fail to approve and adopt the Merger by the requisite vote (I) at the Special Meeting, or (II) by the date one day prior to the applicable date referred to in (A) above, provided that the S-4 Registration Statement became effective (unless the failure of the S-4 Registration Statement to become effective is the result of the Company's material breach of Section 3.2(a)) and remained effective such that the Proxy Statement could be mailed to the Company stockholders and the Special Meeting held prior to such applicable date (provided that Parent shall not terminate this Agreement pursuant to this clause (D) without the concurrence of Liberty); or".

                      (d) The Merger Agreement is hereby further amended by adding to the end of Section 10.7 of the Merger Agreement, the following sentence: "Notwithstanding the foregoing provisions of this Section 10.7, the conditions contained in Sections 8.2(f), 8.3(e) and 8.4(f) of this Agreement may not be waived by the parties hereto."

               3. Representations and Warranties.

                      (a) The Company hereby represents and warrants to Parent, Merger Sub and Liberty as follows:

                      (i) The execution, delivery and performance by the Company of this Amendment, the amendment of the Merger Agreement as provided herein and the consummation of the transactions contemplated by the Merger Agreement as amended hereby have been duly and validly authorized by the Company Board and by all other corporate action on the part of the Company, subject, in the case of the consummation by it of the Reclassification and the Merger, to the approval of the Company's stockholders.

                     (ii) This Amendment has been duly executed and delivered by the Company, and each of this Amendment and the Merger Agreement as amended hereby is a legal, valid and binding obligation of the Company, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, or by principles governing the availability of equitable remedies).

                      (b) Parent hereby represents and warrants to the Company and Liberty, as follows:

                      (i) This Amendment has been duly executed and delivered by Parent and Merger Sub. Each of Parent and Merger Sub has all requisite corporate power and authority to enter into this Amendment. The execution and delivery by Parent and Merger Sub of this Amendment, have been duly and validly authorized by all necessary corporate action on the part of Parent and Merger Sub.

                      (c) Liberty hereby represents and warrants to Parent and the Company as follows:

                      (i) This Amendment has been duly executed and delivered by Liberty. Liberty has all requisite corporate power and authority to enter into this Amendment and to amend the Merger Agreement as provided herein and to perform its obligations under the Merger Agreement as amended hereby and to consummate the transactions contemplated thereby. The execution, delivery and performance by Liberty of this Amendment, the amendment of the Merger Agreement as provided herein and the consummation by Liberty of the transactions contemplated by the Merger Agreement as amended hereby have been duly and validly authorized by all necessary corporate action on its part. Each of this Amendment and the Merger Agreement as amended hereby is a legal, valid and binding obligation of Liberty, enforceable in accordance with its terms (except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, or by principles governing the availability of equitable remedies).

               4. Additional Proposals at the Special Meeting. Liberty and the Company hereby agree that the Company's stockholders will also vote on the following proposals at the Special Meeting:

               (i) a proposal to authorize the issuance of additional shares of Surviving Corporation Class B Stock, after the Merger is consummated, pursuant to the Agreement, dated as of February 11, 2000, between Liberty and the Company (the "Livewire Contribution Agreement"), which is attached as Annex B hereto; and

               (ii) the change of the Company's corporate name, after the Merger is consummated, to "Liberty Livewire Corporation".

               5. Full Force and Effect. Except as expressly provided in this Amendment, the Merger Agreement shall remain unchanged and in full force and effect.

               6. Counterparts. This Amendment may be executed and delivered in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Amendment by signing any such counterpart.

               7. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflict of laws rules thereof.

               IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first above written.


                              AT&T CORP.

                              By:/s/ Marilyn J. Wasser
                                 -----------------------------------------------
                                 Name: Marilyn J. Wasser
                                 Title: Vice President - Law and Secretary


                              THE TODD-AO CORPORATION

                              By:/s/ Salah M. Hassanein
                                 -----------------------------------------------
                                 Name: Salah M. Hassanein
                                 Title: President & CEO


                              LIBERTY MEDIA CORPORATION

                              By:/s/ Charles Y. Tanabe
                                 -----------------------------------------------
                                 Name: Charles Y. Tanabe
                                 Title: Senior Vice President


                              B-GROUP MERGER CORP.

                              By:/s/ Marilyn J. Wasser
                                 -----------------------------------------------
                                 Name: Marilyn J. Wasser
                                 Title: Treasurer